UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 31, 2013

MELANTHIOS ACQUISITION CORP.
(Exact name or registrant as specified in its charter)

Delaware	000-54811	To be applied
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Attn: Mark Uren, President
c/o Uren Enterprises, LLC
7524 Glenturret Circle
The Colony, TX 75056
(Address of Principal Executive Offices, Including Zip Code)

(214)505-3839
(Registrant's Telephone Number, Including Area Code)

2000 Hamilton Street 3943
Philadelphia, PA
(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

William Tay, the sole shareholder of Melanthios Acquisition Corp. (the “Registrant”) entered into a Share Purchase Agreement, dated as of October 31, 2013 (the “Agreement”), with Uren Enterprises, LLC (“Uren”). Pursuant to the Agreement, Mr. Tay transferred to Uren 31,390,000 shares of our common stock which represents 100% of our issued and outstanding shares in consideration of $25,000 in cash.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this item.

Item 5.01 Change in Control of Registrant.

On November 12, 2013, Mr. Tay, the sole shareholder of the Registrant, consummated the sale of 31,390,000 shares of our common stock to Uren for an aggregate purchase price of $25,000 in cash. Following the closing of the share purchase transaction, Uren owns a 100% interest in the issued and outstanding shares of our common stock. Uren is owned and controlled by Mark Uren.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is herein incorporated by reference and to Item 5.02 of this Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director
On November 11, 2013 immediately prior to the closing of the Share Purchase Agreement Transaction, Mr. Tay, acting as the sole shareholder of the Registrant, elected and appointed Mark Uren to the Board of Directors of the Registrant. Biographical information relating to Mr. Uren is below.

Resignation of Director
Immediately following the closing of the Share Purchase Agreement transaction, Mr. Tay tendered his resignation as the Registrant’s President, Chief Executive Officer, Treasurer, Secretary and Director. Mr. Uren, acting as the sole remaining member of the Registrant’s Board of Directors, accepted Mr. Tay’s Resignation. The resignations were in connection to the consummation of the Share Purchase Agreement with Uren and were not the result of any disagreement with the Registrant or any matter relating to the Registrant’s operations, policies or practices. The resignation letter is filed as Exhibit 17.1.

Appointment of Officers
Following Mr. Tay’s resignations, Mr. Uren appointed himself as President, Chief Executive Officer, Treasurer, Secretary  and Chairman of the Board of Directors of the Registrant

Biographical Information of Mark Uren for the past 5 years.
Mr. Uren is the founder of Price My Rent, Inc.  Mr. Uren also serves as President of Global Dues, Inc., a corporation involved in the online processing of monthly rents and applications for the property management and multi-housing industries. He has served on the Board of Directors of the “El Paso Apartment Association” and has held various positions on a number of “Chicago Apartment Association” committees.  Mr. Uren was published in the “Land Lord Times” for the multi-housing industry in 2009.  Mr. Uren previously had significant experience in the insurance, reinsurance and underwriting industries worldwide operating out of London, England.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Melanthios Acquisition Corp.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not Applicable.

(b) Pro-Forma Financial Information.

Not Applicable.

(c) Exhibits.

Exhibit
Number      Description

10.1             Share Purchase Agreement between William Tay and Uren Enterprises, LLC, dated October 31, 2013*

17.1             Resignation Letter of William Tay, dated as of November 11, 2013*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Melanthios Acquisition Corp. (the Company)

Dated: November 18, 2013	By:	/s/ Mark Uren
Mark Uren
Title: President/CEO